EXHIBIT 23.1

                     Consent of Independent Auditors

   We consent to the incorporation by reference of our report dated January 27, 1997, except for Note N, as to which the date is February 17, 1997, in the Registration Statement (Form S-8) pertaining to the Outside Directors' Fee Plan, with respect to the consolidated financial statements of Tracor, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                         /s/ Ernst & Young LLP

   Austin, Texas
   June 27, 1997